Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-221727) pertaining to the Omnibus Performance Incentive Plan of CONSOL Energy Inc. and Subsidiaries of our report dated February 16, 2018, with respect to the consolidated financial statements of CONSOL Energy Inc. and Subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2017.

/s/ Ernst & Young, LLP
Pittsburgh, Pennsylvania
February 16, 2018